CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186691) pertaining to the Remy International, Inc. Omnibus Incentive Plan of our report dated February 26, 2013, with respect to the consolidated financial statements and schedule of Remy International, Inc., included in this Annual Report (Form 10-K) of Remy International, Inc. for the year ending December 31, 2012.
/s/ Ernst & Young, LLP
Indianapolis, Indiana
February 26, 2013